Exhibit 99.1

    News

400 Somerset St., New Brunswick, NJ 08901

732.342.7600

MAGYAR BANCORP, INC.

ANNOUNCES COMMENCEMENT OF STOCK OFFERING

New Brunswick, New Jersey, May 24, 2021 — Magyar Bancorp, Inc. (NASDAQ: MGYR) (the “Company”), parent company of Magyar Bank, announced today that it is commencing its stock offering in connection with the proposed conversion of Magyar Bancorp, MHC (the “MHC”) from the mutual holding company structure to the fully stock holding company form of organization.

The Company is offering for sale up to 3,910,000 shares of common stock at a purchase price of $10.00 per share. The shares will be offered in a subscription offering to certain past and current depositors of Magyar Bank and to the Bank’s tax-qualified employee plans. Shares of common stock that are not subscribed for in the subscription offering may be offered for sale to members of the general public in a community offering, with preference given to residents of New Jersey counties of Middlesex, Somerset, Monmouth, Hunterdon and Union and then to Magyar Bancorp’s existing stockholders.

The subscription and community offerings are being managed by Keefe, Bruyette & Woods, Inc. All questions concerning the offering or requests for offering materials should be directed to the Stock Information Center at (877) 643-8198. The Stock Information Center will be open Monday through Friday from 10:00 a.m. and 4:00 p.m., Eastern Time, beginning May 24, 2021 and will be closed on bank holidays.

Magyar Bancorp must sell at least 2,890,000 shares of its common stock in the offering. Completion of the conversion and offering is also subject to the receipt of final regulatory approvals, the approval of the Company’s stockholders and Magyar Bank’s depositors and other customary closing conditions.

This release is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the prospectus when accompanied by a stock order form. The shares of common stock of Magyar Bancorp are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Forward-Looking Statements

Certain statements contained herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “may,” “will,” “would,” “intend,” “believe,” “expect,” “plan,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. These statements are based upon the current beliefs and expectations of Company management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to: the failure to obtain the final approval of the Board of Governors of the Federal Reserve or the New Jersey Department of Banking and Insurance for the proposed conversion and related stock offering, delays in obtaining such approvals, or adverse conditions imposed in connection with such approvals; failure to obtain stockholder and/or depositor approval of the conversion; risks related to the real estate and economic environment, particularly in the market areas in which the Company operates; fiscal and monetary policies of the U.S. Government; changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements; fluctuations in the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; the effects of any pandemic, including COVID-19; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; the risk that the Company may not be successful in the implementation of its business strategy; changes in prevailing interest rates; credit risk management; asset-liability management; and other risks described in the Company’s filings with the Securities and Exchange Commission, which are available at the SEC’s website, www.sec.gov.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above or other factors could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically disclaims any obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

About Magyar Bancorp, Inc.

Magyar Bancorp is the parent company of Magyar Bank, a community bank headquartered in New Brunswick, New Jersey. Magyar Bank has been serving families and businesses in Central New Jersey since 1922 with a complete line of financial products and services. Magyar operates seven branch locations in New Brunswick, North Brunswick, South Brunswick, Branchburg, Bridgewater, and Edison (2). Please visit us online at www.magbank.com.

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